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                                                               EXHIBIT 23(A)(1)

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (No. 333-61959) of Mylan Laboratories Inc. on Form S-4 of our report dated May 7, 1998, incorporated by reference in the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                              /s/ Deloitte & Touche LLP
                                              -------------------------
                                              DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania

August 28, 1998